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                                                                    Exhibit 10.5


February 28, 2000




AT&T Wireless Services, Inc.
AT&T Wireless PCS, LLC
7277 164th Ave, NE
Redmond, WA  98052

Gentlemen:

In connection with the Asset Exchange Agreement, dated as of February 28, 2000, by and among AT&T Wireless PCS, LLC, a Delaware limited liability company ("AT&T PCS LLC"), TeleCorp PCS, Inc., a Delaware corporation ("TeleCorp"), TeleCorp PCS, LLC, a Delaware limited liability company, TeleCorp Holding Corp, Inc., a Delaware corporation, TeleCorp Communications, Inc., a Delaware corporation, TeleCorp Equipment Leasing, L.P., a Delaware limited partnership, TeleCorp Realty, LLC, a Delaware limited liability company (the "Exchange Agreement") and the Agreement and Plan of Reorganization and Contribution, dated as of February 28, 2000, by and between TeleCorp, Tritel, Inc. and AT&T Wireless Services, Inc. (together with AT&T PCS LLC, "AT&T PCS") (the "Merger Agreement"), TeleCorp and AT&T PCS wish to set forth certain additional mutual rights and obligations, as set forth in this Letter Agreement ("Letter Agreement").

         The parties hereto agree as follows:

1.       AT&T PCS agrees to notify TeleCorp prior to consummation of the
Exchange Agreement whether AT&T PCS intends to retain, pursuant to the Exchange Agreement, the Home Location Register ("HLR") utilized by TeleCorp in conjunction with the Boston Licenses. In the event that AT&T PCS elects to retain the HLR, AT&T PCS agrees to permit continued usage of the HLR by TeleCorp free of charge for as long as reasonably necessary to permit TeleCorp to accomplish an orderly transition. TeleCorp agrees to use reasonable efforts to effect a prompt transition. Both parties agree to use reasonable efforts to minimize any problems which arise during the transition.
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                                      -2-                      February 28, 2000

2. ADDITIONAL MARKETS. Effective upon the Closing (as such term is defined in the Exchange Agreement) of the Exchange Agreement, the parties agree to the following terms and conditions:

         (a) DES MOINES-QUAD CITIES MTA. In the event that TeleCorp or an affiliate acquires or enters into an agreement to acquire any PCS License in the Des Moines-Quad Cities MTA within two years of the date of such Closing (an "Additional Iowa License"), the area encompassed by any such Additional Iowa License shall be included in the Licensed Territory under the Network Membership License Agreement and shall be subject to the mutual obligations set forth in the Roaming Agreement (as defined in the Stockholders' Agreement), provided that AT&T PCS and its Affiliates shall not be obligated under Section 8.6(b)(i) of the Stockholders' Agreement to program subscriber equipment so that PCS Systems operated by TeleCorp in any such Area is the preferred provider for the subscribers of AT&T PCS and its Affiliates.

         (b) AIRADIGM. In the event that any PCS License originally granted to Airadigm Communications, Inc. or an Affiliate is auctioned by the FCC, AT&T PCS or an Affiliate shall enter into an agreement with a qualified entity selected by AT&T PCS (the "Qualified Entity") pursuant to which (i) AT&T PCS shall fund an amount equal to one-third of the purchase price of any such license for which such Qualified Entity is the successful bidder (a "Reauctioned License"), provided that AT&T PCS shall not be obligated to fund an amount in excess of $33.333 million in total for such Reauctioned Licenses and TeleCorp agrees to fund the remaining two-thirds, (ii) such Qualified Entity shall, subject to applicable FCC requirements, promptly undertake all actions necessary to disaggregate each Reauctioned License, so that 10 MHz of each such Reauctioned License shall be retained by such Qualified Entity and 20 MHz of each such Reauctioned License shall be assigned or otherwise transferred to TeleCorp. AT&T PCS and TeleCorp shall cooperate in obtaining any regulatory approvals required to effectuate the provisions of this Section 2(b).

3. RIGHT OF FIRST REFUSAL. Effective upon the Closing (as such term is defined in the Merger Agreement) of the Merger Agreement, the parties agree to the following terms and conditions:

         (a) ASSET SALE. If TeleCorp enters into a binding agreement to sell, assign, transfer or otherwise voluntarily alienate or dispose of, in one transaction or a series of related transactions, any or all of the ROFR Assets to any Person other than to a Subsidiary of TeleCorp, then AT&T PCS shall have a right of first refusal to purchase all, but not less than all, of the ROFR
Assets agreed to be sold by TeleCorp (the "Offered Assets") at a per POP price equal to the per POP price agreed to be paid by such Person. If the Offered Assets are proposed to be sold as part of a group of assets including assets that are not Offered Assets, the per POP price shall be equal to the per POP price proposed to be paid for the entire group of assets (after adjusting for an appropriate allocation of the aggregate price to any assets other than assets relating to POPs). TeleCorp shall give notice thereof to AT&T PCS (the "Notice") within ten
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                                      -3-                      February 28, 2000

(10) business days after the execution of any agreement providing for the sale of the Offered Assets, which Notice shall specify the party which has agreed to purchase the Offered Assets, the ROFR Assets constituting the Offered Assets and the calculation of the per POP purchase price for such Offered Assets (the "Purchase Price"). The Notice shall constitute a binding offer by TeleCorp to sell all, but not less than all, of the Offered Assets to AT&T PCS, at the Purchase Price. Within ten (10) business days of AT&T's receipt of such Notice, AT&T PCS shall notify TeleCorp whether or not it elects to purchase all, but not less than all, of the Offered Assets by delivering to TeleCorp written notice (the "Purchase Notice") stating that AT&T PCS has accepted the Offer, which Purchase Notice, if affirmative, shall constitute an irrevocable and binding acceptance of the Offer by AT&T PCS and which shall fix a time, location and date for the closing of such purchase, which date shall be not less than fifteen
(15) nor more than thirty (30) days after the delivery of the Purchase Notice provided that if any FCC approvals or other governmental approvals are required prior to consummation of the Transfer of Control, the closing shall take place five (5) business days after the FCC or such other governmental authority shall have granted all such approvals.

         (b) TRANSFER OF CONTROL. If TeleCorp enters into a binding agreement to effect a consolidation, merger or reorganization of TeleCorp with or into any other Person in which the stockholders of TeleCorp shall own less than sixty percent (60%) (calculated on an as converted basis, fully diluted) of the voting securities of the surviving Person, or any transaction or series of related transactions in which in excess of forty percent (40%) of TeleCorp's voting power is transferred, or the sale, transfer or lease of all or substantially all of the assets of TeleCorp (a "Transfer of Control") of TeleCorp, AT&T PCS shall have a right of first refusal to purchase all, but not less than all, of the
ROFR Assets then owned by TeleCorp at a per POP price equal to the per POP price being paid for TeleCorp as a whole in connection with such Transfer of Control (after adjusting for an appropriate allocation of the price being paid for any assets other than assets relating to POPs). TeleCorp shall give notice thereof to AT&T PCS (the "Control Notice") within ten (10) business days after the first public announcement of the execution of any agreement providing for any Transfer of Control, which Control Notice shall specify the party which is acquiring control of TeleCorp and which shall contain TeleCorp's calculation of the purchase price for such ROFR Assets (the "Control Purchase Price"). The Control Notice shall constitute a binding offer by TeleCorp to sell all, but not less than all, of the ROFR Assets then owned by TeleCorp to AT&T PCS, at the Control Purchase Price. Within ten (10) business days of AT&T's receipt of such Control Notice, AT&T PCS shall notify TeleCorp whether or not it elects to purchase all, but not less than all, of the ROFR Assets then owned by TeleCorp by delivering to TeleCorp written notice (the "Control Purchase Notice") stating that AT&T PCS has accepted the offer, which Control Purchase Notice, if affirmative, shall constitute an irrevocable and binding acceptance of the offer by AT&T PCS. The time, location and date for the closing of such purchase shall be the time, location and date of the consummation of the Transfer of Control. If a Transfer of Control occurs within 18 months after the Closing Date of
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                                      -4-                      February 28, 2000

the Merger Agreement and either (i) the markets covered by the ROFR Assets (the "ROFR Markets") do not have at least negative 95 dB signal strength coverage over 50% of the POPs in such markets (the "ROFR POPs") or (ii) the number of active customers TeleCorp has in such markets is less than one percent of the ROFR POPs, then the per POP price shall be reduced by multiplying it first by the Penetration Percentage (as defined below) (provided that if such number is not less than 1, it shall be deemed to be 1) and next by the Build Out Percentage (provided that if such number is not less than 1, it shall be deemed to be 1). The "Penetration Percentage" shall be 100 times that fraction, the numerator of which is the number of active customers in the ROFR Markets and the denominator of which is the total number of ROFR POPs; and the "Build Out Percentage" shall be two multiplied by that fraction, the numerator of which is the number of POPs covered by negative 95 dB signal strength and the denominator of which is the total number of ROFR POPs; provided, however, that the aggregate purchase price to be paid by AT&T PCS shall equal at least $175 per POP plus the amount of any capital contributed and operating expenses paid by TeleCorp with respect to the ROFR Assets.

         (c) CLOSING. If AT&T PCS accepts the offer made by the Notice or Control Notice, then the parties will enter into a purchase and sale agreement with respect to the Offered Assets containing customary representations, warranties and conditions; provided that, if the parties fail to do so, this Letter Agreement will constitute the purchase and sale agreement and customary representations, warranties and conditions shall be deemed to be incorporated by reference herein. At the closing of such transaction, TeleCorp shall accept payment of the Purchase Price or Control Purchase Price, as the case may be, in cash or by certified or bank check or wire transfer, from AT&T PCS in exchange for the Offered Assets or ROFR Assets as to which the Notice or Control Notice applied, as the case may be, accompanied by duly executed instruments of transfer in form and substance reasonably acceptable to AT&T PCS. Such closing shall occur simultaneously with the closing of the Transfer of Control.

         (d) TRANSFERS TO THIRD PARTIES. If AT&T PCS does not elect to purchase all of the Offered Assets, or if AT&T PCS fails to respond in writing to the Notice within the 10 business day period specified above, then TeleCorp shall be free to sell all or any part of the Offered Assets, to one or more third party transferees at an aggregate purchase price, in cash or by certified or bank check or wire transfer, in an amount that equals or exceeds the Purchase Price specified in the Notice; provided that such sale or issuance and sale (as the case may be) is consummated within one hundred and twenty (120) days, with an extension up to the earlier of (i) fifteen (15) days after governmental approvals have been obtained and (ii) two hundred forty (240) days, after the later of (y) the giving of the Purchase Notice to TeleCorp wherein AT&T PCS elects not to purchase all of the Offered Assets and (z) the expiration of the
10 business day period following TeleCorp's delivery of the Notice to AT&T PCS. If, in the event of a Transfer of Control, AT&T PCS does not elect to purchase all of the ROFR Assets then owned by TeleCorp, or if AT&T PCS fails to respond in writing to the Control Notice within the ten business day period specified above, then TeleCorp
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                                      -5-                      February 28, 2000

shall be free to effect the Transfer of Control which gave rise to such Control Notice without regard to the right of first refusal provided in this Section 3(b) unless the per POP price being paid for TeleCorp in connection therewith is reduced by more than 5% from the per POP price set forth in such Control Notice, in which event the provisions of this Section 3(b) shall again be applicable.

         (e) TERMINATION. Notwithstanding the foregoing, if any agreement giving rise to a Transfer of Control is terminated without a Transfer of Control taking place, AT&T PCS shall have no rights to acquire the Offered Assets or the ROFR Assets unless a new sale of assets or Transfer of Control is proposed, in which case this Section 3 will apply to such transaction.

4.       AMENDMENT OF CERTAIN AGREEMENTS.


         (a) Upon the consummation of the transactions contemplated by the Exchange Agreement, the Network Membership License Agreement, the Stockholders Agreement, the Intercarrier Roamer Services Agreement and the Roaming Administration Agreement will be amended as shall be required to expand (or contract) the territories to which such agreements apply to include (or exclude) the territories covered by licenses transferred to (or by) Holding Company, TeleCorp or an Affiliate pursuant to the Exchange Agreement.

         (b) Upon the consummation of the Contribution contemplated by the Merger Agreement, the Network Membership Agreement, the Stockholders Agreement, the Intercarrier Roamer Services Agreement and the Roaming Administration Agreement will be amended as shall be necessary to expand the territories to which such agreements apply to include the territories covered by the licenses transferred to Holding Company or an Affiliate pursuant to the Contribution.

         (c) NEW AREAS MINIMUM BUILDOUT PLAN. TeleCorp hereby agrees, and acknowledges that Holding Company, where applicable, shall be obligated to build out new areas covered by leases transferred to the Company in the Exchange or the Contribution ("New Areas") in accordance with a minimum buildout plan to be agreed upon in customary form between TeleCorp or the Holding Company, as applicable, and AT&T PCS within sixty (60) days from the date hereof, which will provide that within five (5) years, specifying the year by year targets, the New Areas will be built out to a level of 80% of the POPs in the Milwaukee B.T.A. and 75% elsewhere, plus appropriate coverage of highways and interstates. POPs are deemed built out if they have coverage of negative 95 dB signal strength (as is currently the standard under Schedule V of the Stockholders Agreement).

5. The parties agree that at the written request of TeleCorp or AT&T PCS, this Letter Agreement and all rights and obligations of TeleCorp hereunder shall be assigned to and assumed by Holding Company. AT&T PCS agrees that it will cause its Affiliates as appropriate to effect the amendments or take such other actions as may be necessary to carry out AT&T PCS's obligations hereunder.
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                                      -6-                      February 28, 2000

6.       ADDITIONAL DEFINITIONS.

         "AFFILIATE," "INTERCARRIER ROAMER SERVICES AGREEMENT," "NETWORK MEMBERSHIP LEASE AGREEMENT," "PCS LICENSE," "PERSON" and "ROAMING ADMINISTRATION AGREEMENT" shall have the meanings set forth in the Stockholders Agreement.

         "BOSTON LICENSES," "EXCHANGE" and "POP" shall have the meaning as set forth in the Exchange Agreement.

         "HOLDING COMPANY" shall mean the parent company formed pursuant to the Merger Agreement after consummation of the transactions contemplated by the Merger Agreement.

         "ROFR ASSETS" shall mean, collectively: (i) the AT&T Assets, as such term is defined in the Exchange Agreement; (ii) all of the assets to be transferred under the terms of the Airadigm Purchase Agreement, as such term is defined in the Exchange Agreement; and (iii) all of the Assets currently held by Indus, Inc., as such term is defined in that certain Agreement and Plan of Merger among Milwaukee PCS, LLC, Milwaukee Acquisition Subsidiary, Inc., Indus, Inc. and Kailas J. Rao, dated as of February 26, 2000.

         "STOCKHOLDERS AGREEMENT" means that certain Stockholders' Agreement by and among, inter alia, AT&T PCS and Holding Company to be executed in conjunction with the closing of the transactions contemplated by the Merger Agreement.

All notices and other communications hereunder must be in writing. Any notice or other communication hereunder will be deemed duly delivered upon receipt after it is sent by registered or certified mail, return receipt requested, postage prepaid, or via a reputable international overnight courier service, in each case to the intended recipient at the address therefor set forth on the signature page hereto. Any party hereto may give any notice or other communication hereunder by personal delivery or telecopy, but no such notice or other communication will be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

This Letter Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements of the parties. There are no unwritten oral agreements between the parties relating to the subject matter hereof. This Letter Agreement may not be amended or modified except by a written instrument signed by each party hereto.
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                                      -7-                      February 28, 2000

THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.
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If you are in agreement with the foregoing, please execute the enclosed copy of this Letter Agreement in the space provided below.

This Letter Agreement may be executed in counterparts which, taken together, shall constitute one and the same instrument.

                                       Very truly yours,

                                       TELECORP PCS, INC.


                                       By:
                                           ---------------------------
                                           Name:
                                           Title:

                                       1010 North Glebe
                                       Arlington, Virginia 22201
                                       Attention: General Counsel


ACCEPTED AND AGREED TO:

AT&T WIRELESS PCS, LLC


-----------------------------
By:
Title:

c/o AT&T Wireless Services, Inc.
7277 164th Avenue N.E.
Redmond, Washington 98052
Attention:  William W. Hague


AT&T WIRELESS SERVICES, INC.


----------------------------
By:
Title:

7277 164th Avenue N.E.
Redmond, Washington 98052
Attention:  William W. Hague